UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 8, 2007

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2007, the Shareholders of Ralcorp Holdings, Inc. (the “Company”) approved the 2007 Incentive Stock Plan (the “Plan”) at the Company’s 2007 Annual Meeting of Shareholders. The purpose of the Plan is to provide stock-based awards to attract, retain and motivate directors, officers and other key employees who make important contributions to the success of the Company and to allow recipients to share in the increases in the value of the Company. The Plan provides for the granting of stock appreciation rights, stock options, restricted stock awards, performance stock and other awards payable in the Company’s Common Stock $.01 par value (“Common Stock”) to Company directors and employees.  The Plan replaces the Company's 2002 Incentive Stock Plan.

The Plan is administered by the Corporate Governance and Compensation Committee of the Board of Directors (the “Committee”), which has full power to grant awards, control and interpret the Plan and delegate responsibility to administer the Plan. The terms and conditions of awards will be set forth in written agreements approved by the Committee.

The Plan provides that the number of shares of Common Stock originally available for the granting of awards under the Plan is the sum of (i) 1,500,000 shares, (ii) shares remaining available for issuance under the Company’s 2002 Incentive Stock Plan, and (iii) shares underlying existing awards that are not ultimately issued by reason of forfeiture, cancellation or tax withholding.

Under the Plan, the Committee may grant (i) stock options that qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options that do not so qualify, and (iii) stock appreciation rights. No stock option or stock appreciation right may be granted at a price less than the fair market value of the Common Stock at the time of grant. No stock option or stock appreciation right can be exercised more than ten (10) years after the date such option or stock appreciation right is granted. With respect to Incentive Stock Options, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by any recipient during any calendar year cannot exceed $100,000.

The Committee is also authorized to grant other stock awards including, but not limited to, restricted stock awards and deferrals of an employee’s cash bonus or other compensation in the form of stock equivalents under such terms and conditions as the Committee may determine. The shares of Common Stock that may be granted pursuant to a restricted stock award will be restricted and may not be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. No more than 750,000 shares of Common Stock available under the Plan may be used for the grant of restricted stock awards.

The Plan shall continue in effect until February 8, 2017, when it shall terminate.

The foregoing description does not purport to be a complete statement of the terms of the Plan and shall be qualified in its entirety by the terms and conditions of the 2007 Incentive Stock Plan, a copy of which is filed as Exhibit 99.2 hereto.

Item 8.01	Other Events.

In a press release dated February 8, 2007, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, the Registrant announced the results of its annual Shareholder Meeting held February 8, 2007.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated February 8, 2007.
Exhibit 99.2	Ralcorp Holdings, Inc. 2007 Incentive Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	February 13, 2007	By: /s/T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press Release dated February 8, 2007
Exhibit 99.2	Ralcorp Holdings, Inc. 2007 Incentive Stock Plan.